SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): January 20, 2000


              USP  REAL  ESTATE  INVESTMENT  TRUST
     (Exact name of registrant as specified in its charter)



            Iowa                     0-7589                    42-6149662
(State or other jurisdiction   (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification No.)


  4333 Edgewood Road N.E.,               52499
     Cedar Rapids, Iowa                (Zip Code)
   (Address of principal
     executive offices)


 Registrant's telephone number, including area code:  (319) 398-8975


                               N/A
  (Former name or former address, if changed since last report)








Item 5.   Other Events.

     On January 20, 2000, USP Real Estate Investment Trust announced that it signed a contract to sell all of its assets to AEGON USA Realty Advisors, the Trust's advisor. Terms of the offer were not disclosed. The sale and proposed liquidation is subject to, among other things, shareholder approval. This event was reported in a news release issued January 20, 2000. A copy of the news release is included herein as an exhibit to this report.

     On January 25, 2000, USP Real Estate Investment Trust announced that due to the anticipated sale of all of the Trust's real estate assets to AEGON USA Realty Advisors, regular quarterly distributions have been suspended. This event was reported in a news release issued January 25, 2000. The news release also included a report on operating results for the fourth quarter and year ended December 31, 1999. A copy of the news release is included herein as an exhibit to this report.




Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

              (99)     News release dated January 20, 2000.
              (99.1)   News release dated January 25, 2000.







                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              USP REAL ESTATE INVESTMENT TRUST




                              /s/ Alan F. Fletcher
                              Alan F. Fletcher
                              Vice President and Treasurer
                              (principal financial officer)




                              /s/ Roger L. Schulz
                              Roger L. Schulz
                              Controller
                              (principal accounting officer)

Dated:  February 1, 2000




                          EXHIBIT INDEX


          Exhibit Item    Title or Description

                99        News release dated January 20, 2000


                99.1      News release dated January 25, 2000




EXHIBIT 99

                              CONTACT:  Alan F. Fletcher
                                        Vice President and Treasurer
                                        (319) 398-8849

FOR IMMEDIATE RELEASE


              USP SIGNS CONTRACT TO SELL ALL ASSETS

CEDAR RAPIDS, IOWA -- January 20, 2000 -- USP Real Estate
Investment Trust today announced that it has signed a contract to sell all of the Trust's real estate assets to AEGON USA Realty
Advisors, the Trust's advisor. This transaction was announced in August last year with the signing of a letter of intent.

The sale of assets and anticipated liquidation of the Trust is subject to, among other things, shareholder approval. Other terms of the sale were not disclosed, pending a filing with the Securities and Exchange Commission.

The transaction is anticipated to be completed early in the second quarter this year, resulting in an expected liquidating distribution in excess of $6.00 per share after all transaction costs have been paid. The Trust has 3,880,000 total shares issued and outstanding.

USP Real Estate Investment Trust is headquartered in Cedar
Rapids, Iowa. Shares are traded on the Nasdaq SmallCap Market under the symbol USPTS.

                              ####



EXHIBIT 99.1

                              CONTACT:  Alan F. Fletcher
                                        Vice President and Treasurer
                                        (319) 398-8849

FOR IMMEDIATE RELEASE

            USP TRUST REPORTS ANNUAL RESULTS FOR 1999

CEDAR RAPIDS, IOWA--January 25, 2000--USP Real Estate Investment Trust reported net earnings of $157,259 ($.04 per share) for the fourth quarter ended December 31, 1999, bringing annual net earnings to $1,061,376 ($.27 per share). In 1998, net earnings were $738,861 ($.19 per share) and $1,472,257 ($.38 per share)
for the three and twelve month periods, respectively. The fourth quarter and annual net earnings for 1998 include a net gain on sale of $528,282 ($.14 per share). Funds from operations (earnings from operations plus depreciation) were $1,719,927 for the year 1999 compared to $1,775,307 in 1998.

As previously announced, the Trust has signed a contract to sell all of its real estate assets to AEGON USA Realty Advisors, the Trust's advisor. The sale and proposed liquidation is subject to, among other things, shareholder approval. The transaction is anticipated to be completed early in the second quarter this year, resulting in an expected liquidating distribution in excess of $6.00 per share. Due to the pending transaction, regular quarterly distributions have been suspended.

USP Real Estate Investment Trust is headquartered in Cedar
Rapids, Iowa. Shares are traded on the Nasdaq SmallCap Market under the symbol USPTS.



                   USP Real Estate Investment Trust
                         Results of Operations
                              (Unaudited)



                                            Per                  Per
Quarter ended December 31,          1999    Share      1998      Share


Revenue                        $ 1,110,939          $ 1,211,850

Expenses                           953,680            1,001,271

Earnings from operations       $   157,259   .04    $   210,579    .05

Net gain on sale of property         --       --    $   528,282    .14

Net earnings*                  $   157,259   .04    $   738,861    .19

Funds from operations**        $   321,493   .08    $   417,565    .11

Dividends to shareholders      $   310,400   .08    $   310,400    .08


                                             Per                   Per
Year ended December 31,             1999     Share        1998     Share


Revenue                        $ 4,581,168          $ 5,331,955

Expenses                         3,519,792            4,387,980

Earnings from operations       $ 1,061,376   .27    $   943,975    .24

Net gain on sale of property   $     --       --    $   528,282    .14

Net earnings*                  $ 1,061,376   .27    $ 1,472,257    .38

Funds from operations**        $ 1,719,927   .44    $ 1,775,307    .46

Dividends to shareholders      $ 1,241,600   .32    $ 1,241,600    .32



 *Net earnings per share are on a basic and diluted basis.
**Represents earnings from operations plus depreciation.

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